    As filed with the Securities and Exchange Commission on July 14, 1998

                                                   Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        NEW JERSEY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

          NEW JERSEY                                      22-2376465
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                                1415 WYCKOFF ROAD
                                 WALL, NJ 07719
                     (Address of Principal Executive Offices
                               including Zip Code)

                        NEW JERSEY RESOURCES CORPORATION
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)

                                 OLETA J. HARDEN
               SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                        NEW JERSEY RESOURCES CORPORATION
                                1415 WYCKOFF ROAD
                                 WALL, NJ 07719
                                 (732) 938-1480
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
                                   maximum      maximum
Title of                           offering     aggregate        Amount of
securities to      Amount to be    price per    offering         registration
be registered      registered      unit         price            fee
-------------      ----------      ---------    ---------        ------------

Common Stock,      750,000(1)        (2)        $22,505,195.14(2) $6,639.03
    par value
$2.50 per share


(1) To be offered pursuant to the New Jersey Resources Corporation Long-Term Incentive Compensation Plan (the "Plan"). This Registration Statement also covers 750,000 Rights to purchase one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $100 per share (the "Rights") which are appurtenant to and trade with the Common Stock. Such indeterminate number of additional shares as may be distributed by the operation of the recapitalization provisions of the Plan is hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon (i) the aggregate exercise price of $12,471,101.50 with respect to Awards previously granted under the Plan and (ii) an assumed price of $34.41 per share, the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on July 10, 1998, with respect to shares of Common Stock that remain available for future Awards under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  Incorporated by reference in this Registration Statement are the following documents heretofore filed by New Jersey Resources Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

                  (b)      All other reports filed by the Company pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

                  (c) The description of the Company's Common Stock, par value $2.50 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

                  (d) The description of the Rights which is contained in a Form 8-K Report filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Oleta J. Harden, who is providing the opinion of counsel for this Registration Statement, is currently employed by the Company with the title of Senior Vice President, General Counsel & Secretary. Additionally, Ms. Harden has received stock options to purchase 18,686 shares of Common Stock under the terms of the Plan, and she is eligible to receive additional awards under the Plan in the future.

Item 6.           Indemnification of Directors and Officers

                  Article IX of the Company's By-Laws provides, in part, as follows:

                  "SECTION 1. Each person who is a party or is threatened to be made a party, either as plaintiff, defendant, respondent, or otherwise, to any action, suit, or proceeding, whether civil, criminal, administrative, regulatory or investigative (a "Proceeding"), based upon, arising from, relating to, or by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, or other incorporated or unincorporated enterprise, or any employee benefit plan or trust (each, a "Company Affiliate"), shall be indemnified and held harmless by the Company to the fullest extent authorized by the NJBCA, as the same exists on the date of the adoption of this Bylaw [March 12, 1997] or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the NJBCA permitted the Company to provide prior to such amendment), against any and all expenses, liability, and loss (including, without limitation, investigation expenses and expert witnesses' and attorneys' retainer, fees and expenses, judgments, penalties, fines, and amounts paid or to be paid in settlement) actually incurred by such person in connection therewith; provided, however, that, except for Proceedings seeking to enforce rights under this Bylaw, the Company shall indemnify any such person seeking to enforce such rights in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by a majority vote of the Board of Directors. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Company for expenses to be incurred in defending or prosecuting any such Proceeding in advance of its final disposition.

                  SECTION 2. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may be entitled under any statute, provision of the Restated Certificate of Incorporation, or Bylaw, an agreement, a resolution of shareholders or directors, or otherwise both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  SECTION 3. The Company may purchase and maintain insurance or furnish similar protection on behalf of any person who is a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, is serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of a Company Affiliate, against any liability asserted against and incurred by such director, officer, employee, or agent in such capacity or arising out of such director's, officer's, employee's, or agent's status as such, whether or not the Company would have the power to indemnify such director, officer, employee, or agent against such liability under the NJBCA.

                  SECTION 4. The Board of Directors, or, if so authorized by the Board of Directors and as it relates to the employees or agents of the Company, one or more officers of the Company, may indemnify and advance expenses to directors, officers, employees or agents of the Company on such terms and conditions as the Board of Directors or any such officer or officers, as applicable, deem appropriate under the circumstances.

                  SECTION 5. Anything in this Article IX to the contrary notwithstanding, no elimination of this Bylaw and no amendment of this Bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the sixtieth day following notice to such indemnified person of such action, and no elimination of or amendment to this Bylaw shall deprive any such person of such person's rights hereunder arising out of alleged or actual occurrences, acts, or failures to act which had their origin prior to such sixtieth day.

                  SECTION 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

                  The Company maintains, at its expense, insurance policies which insure its directors and officers (up to certain amounts per year and subject to certain exclusions and deductions) against certain liabilities which may be incurred in those capacities.

                  The Company has entered into indemnification agreements with each of its directors and officers providing that the Company shall indemnify them in every case that they may be indemnified pursuant to Section 14A:3-5 of the New Jersey Business Corporation Act.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 9.

Item 9.           Undertakings

                  (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                           (i) include any Prospectus required by Section
                  10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (ii) reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                  Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (iii)  include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey on the 14th day of July, 1998.

                                            NEW JERSEY RESOURCES CORPORATION



                                            By: /s/ Glenn C. Lockwood
                                               Glenn C. Lockwood
                                               Senior Vice President and
                                                Chief Financial Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                      Title                                    Date
----------                                      -----                                    ----

/s/ Laurence M. Downes                          Chairman of the                          July 14, 1998
----------------------                          Board, President and
Laurence M. Downes                              Chief Executive
                                                Officer (Principal
                                                Executive Officer)



/s/ Glenn C. Lockwood                           Senior Vice                              July 14, 1998
---------------------                           President and Chief
Glenn C. Lockwood                               Financial Officer
                                                (Principal Financial
                                                and Accounting
                                                Officer)


/s/ Bruce G. Coe                                Director                                 July 14, 1998
----------------
Bruce G. Coe


/s/ Leonard S. Coleman*                         Director                                 July 14, 1998
----------------------
Leonard S. Coleman


                                       6

/s/ Joe B. Foster
-----------------                               Director                                 July 14, 1998
Joe B. Foster


/s/ Hazel S. Gluck*                             Director                                 July 14, 1998
------------------
Hazel S. Gluck


/s/ Lester D. Johnson                           Director                                 July 14, 1998
---------------------
Lester D. Johnson


/s/ Dorothy K. Light                            Director                                 July 14, 1998
--------------------
Dorothy K. Light


/s/ Charles G. Stalon                           Director                                 July 14, 1998
---------------------
Charles G. Stalon


/s/ John J. Unkles, Jr.*                        Director                                 July 14, 1998
-----------------------
John J. Unkles, Jr.


/s/ Gary W. Wolf                                Director                                 July 14, 1998
----------------
Gary W. Wolf


/s/ George R. Zoffinger                         Director                                 July 14, 1998
-----------------------
George R. Zoffinger


* By:/s/ Oleta J. Harden
     -------------------
         Oleta J. Harden
         Attorney-in-Fact


                                       7

                                INDEX TO EXHIBITS

Exhibit No.               Description of Exhibit
-----------               ----------------------

4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's 1996 Form 10-K (SEC File No. 1-8359)).

4.2                       By-Laws of the Company, as presently in
                          effect (filed herewith).

4.3 Shareholder Rights Plan (incorporated by reference to the Company's Current Report on Form 8-K filed on August 2, 1996).

5                         Opinion of Oleta J. Harden as General Counsel of the
                          Company (filed herewith).

23.1                      Consent of Deloitte & Touche LLP (filed herewith).

23.2                      Consent of Oleta J. Harden (included in
                          Exhibit 5).

24                        Powers of Attorney (filed herewith)

99 New Jersey Resources Corporation Long-Term Incentive Compensation Plan (As Amended, Effective October 1, 1995) (incorporated by reference to Appendix A to the Company's Proxy Statement for the 1996 Annual Meeting).


                                       8